UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd

Las Vegas, NV 89115

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 9, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Richtech Robotics Inc., a Nevada corporation (the “Company”), in consultation with the Company’s management, concluded that the Company’s previously issued (i) audited financial statements for the fiscal years ended September 30, 2025 and September 30, 2024 contained in the Company’s Annual Report on Form 10-K, (ii) unaudited interim financial statements for the periods ended December 31, 2024, March 31, 2025, June 30, 2025 and December 31, 2025 included in the Company’s Quarterly Reports on Form 10-Q (collectively, the “Prior Periods”), should not be relied upon and require restatement (“Restatement”) because of errors in those financial statements. These errors relate to the Company’s failure to properly account for the liability associated with its warrants issued during the fiscal years ended September 2025 and 2024, certain errors relating to its accounting for the Standby Equity Purchase Agreement, dated as of February 15, 2024, with YA II PN, Ltd. (the “SEPA”), and errors related to the accounting for certain restricted stock awards issued in December 2025, included in the financial statements for the Prior Periods. Additionally, the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to its financial statements for the Prior Periods and the Report of its prior Independent Registered Public Accounting Firm on the financial statements for fiscal years 2024 and 2025 should not be relied upon.

The need for the Restatement was discovered during the course of the review of the Company’s financial statements for the quarter ended March 31, 2026 undertaken by the Company’s new independent registered public accounting firm, CBIZ CPAs P.C. (“CBIZ CPAs”).

The Company intends to restate the audited financial statements for the fiscal years ended September 30, 2025 and 2024 that will be included in an amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2025 (the “Comprehensive Amended Form 10-K”). The Comprehensive Amended Form 10-K will also include restated unaudited financial information for the quarters and year-to-date period, as applicable, for the quarters ended December 31, 2024, March 31, 2025 and June 30, 2025. Accordingly, the Company does not intend to file separate amended quarterly reports for these periods. The Company will also file an amended Quarterly Report Form 10-Q/A to restate the financial statements for the quarter ended December 31, 2025 (together with the Comprehensive Amended Form 10-K, the “Restated Financial Statements”).

The Company expects that the Restated Financial Statements will reflect (1) the correct accounting for the warrants issued during fiscal years ended September 30, 2025 and 2024, for the SEPA and for the restricted stock awards issued in December 2025 and (2) other immaterial adjustments. Currently, the Company is evaluating potential errors relating to other areas. If the Company concludes that the accounting in these areas is not correct, the adjustments could be material. The identification of errors is preliminary, unaudited, and may be subject to change as we complete our procedures and prepare the Restated Financial Statements. Based on its current preliminary analysis, the Company expects that the Restatement will primarily involve non-cash accounting adjustments and does not currently expect the Restatement to affect its cash position, operating cash flows or business operations.

The Company previously reported a material weakness in internal control over financial reporting as of September 30, 2025. The Company is conducting an ongoing evaluation of its internal control over financial reporting as a result of the errors described above, and its conclusions will be addressed in the Comprehensive Amended Form 10-K.  At this time it expects to report an additional material weakness relating to financial instruments. Additionally, we indicated in the Form 10-Q for the quarter ended December 31, 2025 that the material weakness that was reported at September 30, 2025 was remediated. This material weakness has not been remediated.

The Company’s management and Audit Committee have discussed the foregoing matters disclosed in this Item 4.02 with CBIZ CPAs, the Company’s current independent registered public accounting firm.

CBIZ CPAs has not audited or reviewed the Company’s annual financial statements for the fiscal year ended September 30, 2025 or any prior fiscal years or any interim periods, respectively. As previously disclosed in the Company’s Current Report on Form 8-K filed on March 19, 2026, CBIZ CPAs has been appointed to audit the Company’s financial statements for the fiscal year ending September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
104	Cover Page Interactive Data File, formatted in Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: June 11, 2026

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